Exhibit 99.1

i2 Names Barbara Stinnett Executive Vice President and Chief Customer Officer

DALLAS – October 3, 2005 — i2 Technologies, Inc. (NASDAQ: ITWO), today announced that Barbara Stinnett has been named executive vice president of customer operations and chief customer officer (CCO). In this role, she will lead all of i2’s newly formed industry, sales, services and marketing organizations. Her responsibilities include creating strategic and tactical plans for revenue growth, developing an operating plan that drives cross-functional integration, and representing i2 with existing and prospective customers, vendors, shareholders, industry analysts and trade groups.

Stinnett joins i2 from Sybase, where she has been vice president and general manager for the company’s North America Commercial division since 2004. In that role she was responsible for the overall profit and loss of the organization, and creating the company’s go-to-market model, aligning field marketing, leading the direct and partner sales and presales teams, and building a customer-centric services and support organization for the region. She joined Sybase, Inc. in 2003 as worldwide vice president and general manager of the company’s Business Intelligence Group.

Prior to Sybase, Stinnett worked at Hewlett-Packard, where she was the company’s worldwide vice president and general manager of Competitive Sales and Presales. In that role she led HP’s worldwide presales organization, consisting of 4,500 sales, presales, consultants and engineers representing all products and services offered by HP. She also created and executed field competitive programs for HP’s direct sales force and extended global partners. She managed the organization’s strategic planning, resource alignment by region and country, budget, and field modeling. In addition, she also created and directed a new HP division which offered global Network and Service Provider Services. She led the selling efforts globally for that organization, working closely with key partners such as CISCO, Nortel, AT&T, and other key service provider companies globally. In over 20 years at HP, Stinnett held numerous other positions in the company’s sales and services organizations.

“Throughout her many years in the technology industry, Barbara Stinnett has built a track record of success through the development of world-class global organizations,” said i2 Chief Executive Officer Michael McGrath. “She brings strategic and tactical best practices to our sales and consulting operations, a disciplined approach to organizational development and experience in successfully delivering results that benefit customers and shareholders. Barbara will lead i2’s transition to services-led next-generation supply chain solutions.”

Stinnett, earned her bachelor of science degree in Computer Science and a bachelor of arts degree in Business Management and Marketing from the University of Wisconsin. She is currently working on a Masters degree in International Business from University of St. Thomas in St. Paul, Minn.

About i2

i2 helps business leaders make better supply chain decisions. i2’s flexible next generation solutions are designed to synchronize demand and supply across ever-changing global business networks. i2’s innovative supply chain management tools and services are pervasive in the industry; 19 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Names Barbara Stinnett Executive Vice President and Chief Customer Officer

i2 Cautionary Language

This press release may contain forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding Stinnett’s role at the company and i2’s ability to create strategic and tactical plans for revenue growth, develop an operating plan that drives cross-functional integration and continue to build and market the next-generation of supply chain management solutions. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed May 10, 2005 and the Annual Report on Form 10-K filed March 16, 2005. i2 assumes no obligation to update the forward-looking information contained in this news release.

For More Information Contact:

Beth Elkin

i2 Corporate Communications

469-357-4225

Beth_elkin@i2.com